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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 27, 2004, except for Note 12 as to which the date is October 14, 2004, relating to the financial statements of VNUS Medical Technologies, Inc. ("the Company"), which appears in Amendment No. 5 to the Registration Statement on Form S-1 (No. 333- 117640) of the Company.


/s/ PricewaterhouseCoopers LLP

San Jose, CA
October 19, 2004